UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2011

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 22, 2008, the Board of Directors of PriceSmart, Inc. declared cash dividends of $0.32 per share, with $0.16 per share payable on April 30 to stockholders of record as of the close of business on April 15 and $0.16 per share payable on October 31 to stockholders of record as of the close of business on October 15. Accordingly, the Company distributed $0.16 per share on each of April 30, 2008 and October 31, 2008.

On January 29, 2009, the Board declared cash dividends of $0.50 per share, with $0.25 per share payable on February 27 to stockholders of record as of the close of business on February 13 and $0.50 per share payable on August 31 to stockholders of record as of the close of business on August 14.  Accordingly, the Company distributed $0.25 per share on each of February 27, 2009 and August 31, 2009.

On January 27, 2010, the Company’s Board of Directors declared a cash dividend in the total amount of $0.50 per share, of which $0.25 per share was paid on February 26, 2010 to stockholders of record as of the close of business on February 15, 2010 and $0.25 per share was paid on August 31, 2010 to stockholders of record as of the close of business on August 13, 2010.

Dividends are taxable as "qualified dividend income" to the extent paid out of a stockholder's pro rata share of PriceSmart's current or accumulated earnings and profits for U.S. tax purposes. Any portion of the distribution in excess of each holder's pro rata share of PriceSmart's earnings and profits will be treated first as a tax-free return of capital to the extent of each stockholders' tax basis in his, her or its shares of PriceSmart common stock, with any remaining portion treated as capital gain.

The Company has updated its determination of the tax treatment for the distributions referenced above, as follows:

Payment Date	Qualified Dividend Income	Return of Capital or Capital Gain
April 30, 2008	24.37%	75.63%
October 31, 2008	4.48%	95.52%
February 27, 2009	4.48%	95.52%
August 31, 2009	4.48%	95.52%
February 26, 2010	82.69%	17.31%
August 31, 2010	82.69%	17.31%

With respect to the distribution on April 30, 2008, stockholders received Forms 1099-DIV indicating that 54.22% of the distribution was qualified dividend income, as originally disclosed in the Form 8-K filed on March 9, 2009. However, PriceSmart has subsequently determined that only 24.37% of the distribution was qualified dividend income. The Company will advise its transfer agent and request that amended Forms 1099-DIV be issued to stockholders in order to reflect the updated portion of the April 30, 2008 distribution that is to be treated as qualified dividend income as detailed above.

With respect to the distribution on October 31, 2008, stockholders initially received Forms 1099-DIV indicating that 100% of the distribution was qualified dividend income. As disclosed in the Form 8-K filed on May 3, 2010, PriceSmart requested its transfer agent to amend Forms 1099-DIV to indicate that only 18.56% of this distribution was qualified dividend income.  However, PriceSmart has subsequently determined that only 4.48% of the distribution was qualified dividend income. The Company will advise its transfer agent and request that amended Forms 1099-DIV be issued to stockholders in order to reflect the updated portion of the October 31, 2008 distribution that is to be treated as qualified dividend income as detailed above.

With respect to the distributions on February 27, 2009 and August 31, 2009, stockholders initially received Forms 1099-DIV indicating that 20% of the distribution was qualified dividend income.  As disclosed in the Form 8-K filed on May 3, 2010, PriceSmart requested its transfer agent to amend Forms 1099-DIV to indicate that only 18.56% of this distribution was qualified dividend income.  However, PriceSmart has subsequently determined that only 4.48% of these distributions were qualified dividend income. The Company will advise its transfer agent and request that amended Forms 1099-DIV be issued to stockholders in order to reflect the updated portion of the February 27, 2009 and August 31, 2009 distributions that is to be treated as qualified dividend income as detailed above.

With respect to the distributions on February 26, 2010 and August 31, 2010, stockholders initially received Forms 1099-DIV indicating that 100% of the distribution was qualified dividend income.  However, PriceSmart has subsequently determined that only 82.69% of these distributions were qualified dividend income. The Company will advise its transfer agent and request that amended Forms 1099-DIV be issued to stockholders in order to reflect the updated portion of the February 26, 2010 and August 31, 2010 distributions that is to be treated as qualified dividend income as detailed above.

The determination of the portion of the dividends that will be treated as taxable dividends does not impact the Company's ability to pay dividends to stockholders, nor does it impact the Company's reported earnings.

Stockholders are urged to consult with their own tax advisors to determine the basis in their shares of common stock and the tax consequences of the distribution, including any state, local or foreign tax considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)